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Exhibit 21.2

Subsidiaries of the Registrant

Roller Bearing Company of America, Inc.
RBC Precision Products—Plymouth, Inc.
Industrial Tectonics Bearings Corporation
RBC Linear Precision Products, Inc.
RBC Precision Products—Bremen, Inc.
RBC Nice Bearings, Inc.
Tyson Bearing Company, Inc.
RBC Oklahoma, Inc.
RBC Aircraft Products, Inc.
RBC De Mexico S DE RL DE CV
Schaublin Holding SA
Schaublin SA
J. Bovagnet SA
RBC France SAS
RBC Southwest Products, Inc.

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  Exhibit 21.2
Subsidiaries of the Registrant